Exhibit 5.1

February 27, 2026

Ligand Pharmaceuticals Incorporated

555 Heritage Drive, Suite 200

Jupiter, Florida 33458

Re:	Ligand Pharmaceuticals Incorporated Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Company”), in connection with the preparation and filing on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which includes (i) a base prospectus (the “Base Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each such prospectus supplement, a “Prospectus Supplement”), relating to the registration of the offering and sale of the securities set forth therein, and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus ”), relating to the issuance and sale of up to $100,000,000 of shares (the “ATM Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued and sold from time to time pursuant to that certain Sales Agreement, dated as of February 27, 2026 (the “Sales Agreement”), by and between the Company and Leerink Partners LLC, as sales agent.

The Registration Statement, the Base Prospectus and the Sales Agreement Prospectus relate to the proposed issuance and sale from time to time, pursuant to Rule 415 promulgated under the Act, of an indeterminate amount of securities consisting of (i) shares of Common Stock, (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) one or more series of debt securities (collectively, the “Debt Securities”), to be issued pursuant to indentures to be entered into between the Company, as issuer, and a trustee to be selected by the Company and named therein (the “Trustee”), the form of which is filed as Exhibit 4.3 to the Registration Statement (each, an “Indenture”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (collectively, the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company and named therein (the “Warrant Agent”), (v) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, and/or Warrants (collectively, the “Units”), which may be issued under unit agreements by and between the Company and a unit agent to be selected by the Company and named therein (each, a “Unit Agreement”), and/or (vi) the ATM Shares. The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and ATM Shares are collectively referred to herein as the “Securities.”

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus, the Sales Agreement Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including, without limitation:

(i)	the Registration Statement;

Ligand Pharmaceuticals Incorporated

February 27, 2026

(ii)	the Base Prospectus;

(iii)	the Sales Agreement Prospectus;

(iv)	the Sales Agreement;

(v)

the Company’s Amended and Restated Certificate of Incorporation, certified as of February 27, 2026 by the Secretary of State of the State of Delaware and certified by an officer of the Company as of the date hereof (the “Certificate of Incorporation”), and the Bylaws of the Company as presently in effect, certified by an officer of the Company as of the date hereof (together, the “Charter Documents”);

(vi)	resolutions adopted by the board of directors of the Company (the “Board”) of the Company, or a committee thereof, certified by an officer of the Company as of the date hereof (the “Resolutions”);

(vii)

a certificate of the Secretary of State of the State of Delaware certifying as to the formation and good standing of the Company under the laws of the State of Delaware as of February 27, 2026 (the “Good Standing Certificate”); and

(viii)	certificates of officers and representatives of the Company.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all individuals executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been nor will there be any change in the good standing status of the Company from that which was reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

With your consent, we have assumed that (i) each of the Debt Securities and any related Indenture and any supplemental indenture, term sheet or certificate establishing the terms thereof, the Warrants and any related Warrant Agreement, the Units and any related Unit Agreement and any purchase, underwriting, sales agreement or similar agreement (collectively, the “Documents”) will be governed by the internal laws

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February 27, 2026

of the State of New York and that the choice of law is legally enforceable, (ii) the Documents (other than the Indenture) will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation, (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto, and (iv) each of the Documents will constitute valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery or performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance or delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Charter Documents, each as then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus and any Prospectus Supplement, as applicable; (ii) other than with respect to the ATM Shares, an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Base Prospectus and such Prospectus Supplement; (iii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus and any Prospectus Supplement, as applicable, and the corporate action of the Company authorizing the issuance and sale of such Securities; (iv) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended (the “TIA”), if applicable, and the securities laws or blue sky laws of various states and in the manner stated in the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus and any Prospectus Supplement, as applicable; (v) the Indenture, any supplemental indentures and the Trustee will have been qualified pursuant to the TIA, at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission), as contemplated by the Registration Statement; and (vi) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement, the Base Prospectus and any Prospectus Supplement, as applicable, or, in the case of Preferred Stock, Debt Securities, Warrants and Units, as applicable, represented by, comprising or issuable upon exchange, exercise or conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be. We have also assumed that (i) upon the issuance of any of the ATM Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation, (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided under the Delaware General Corporation Law (the “DGCL”), and (iii) the issue and sale of the ATM Shares to be issued by the Company from time to time will be authorized and approved by the Board or a committee thereof established by the Board with the authority to issue and sell the ATM Shares pursuant to the Sales Agreement in accordance with the DGCL, the Charter Documents and the Resolutions (with such approvals referred to herein as the “Corporate Proceedings”) prior to the issuance thereof.

Ligand Pharmaceuticals Incorporated

February 27, 2026

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof:

1. With respect to any shares of Common Stock (other than the ATM Shares) to be offered by the Company pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), when (a) the issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of the Company, and (b) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, the Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Preferred Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Preferred Stock), when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law and authorized by all necessary corporate action of the Company, (b) the relative rights, preferences and limitations of such series of Preferred Stock have been designated by all necessary corporate action of the Company and set forth in a certificate of designation or amendment to the Certificate of Incorporation properly filed with the Secretary of State of the State of Delaware, (c) the issuance of such shares of Preferred Stock has been duly authorized by all necessary corporate action of the Company, (d) such shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Preferred Stock), as contemplated by the Registration Statement, the Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (e) if such shares of Preferred Stock are convertible into shares of Common Stock, such shares of Common Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Debt Securities, Preferred Stock or Warrants) to be offered by the Company pursuant to the Registration Statement, when (a) the Indenture and any supplemental indentures have been duly authorized, executed and delivered by the Company and the Trustee and have been qualified under the TIA, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and any supplemental indentures and applicable law, (c) such Debt Securities have been duly authorized by all necessary corporate action of the Company, duly authenticated by the Trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with such Indenture and any supplemental indentures and any applicable purchase, underwriting, sales or similar agreement and as contemplated by the Registration Statement, the Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the applicable Indenture and any supplemental indentures, such Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

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February 27, 2026

4. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement, when (a) a Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent named therein, (b) the specific terms of the particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Warrants have been duly executed, countersigned, issued and delivered against payment therefor in accordance with such Warrant Agreement and as contemplated by the Registration Statement, the Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants, or (ii) the Debt Securities issuable upon exercise of such Warrants have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture and reserved for delivery upon exercise of the Warrants, in each case by all necessary corporate action of the Company and in accordance with the terms of the Warrants and the Warrant Agreement, such Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to any Units to be offered by the Company pursuant to the Registration Statement, when (a) the applicable Unit Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company and the counterparty named therein, (b) the specific terms of the particular issuance of Units have been duly established in accordance with such Unit Agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Units have been duly executed, countersigned, issued and delivered against payment of the consideration therefor in accordance with such Unit Agreement and as contemplated by the Registration Statement, the Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock (A) comprising such Units and/or, (B) underlying the Warrants comprising such Units have been duly authorized and reserved for issuance, (ii) the Debt Securities comprising such Units have been duly authorized, authenticated, executed, issued and delivered in accordance with the provisions of the applicable Indenture, and/or (iii) the Warrants comprising such Units have been duly executed, countersigned, issued and delivered in accordance with the applicable Warrant Agreement, in each case by all necessary corporate action of the Company and in accordance with the terms of such Units and such Unit Agreement, such Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to any ATM Shares to be offered by the Company pursuant to the Sales Agreement Prospectus, upon the completion of all Corporate Proceedings relating to such ATM Shares, the issuance and sale of such ATM Shares will be duly authorized by all necessary corporate action of the Company and, when the ATM Shares have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the ATM Shares) in accordance with the Corporate Proceedings and as contemplated by the Sales Agreement and the Sales Agreement Prospectus, such ATM Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

A. They are limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law. In addition, we express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture relating to the separability of provisions of the Indenture.

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February 27, 2026

B. With reference to, but without limiting in any way, qualification (A) above, any provisions of the Securities (i) regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding, (ii) imposing a payment obligation with respect to the Company’s obligations or (iii) whereby a party purports to ratify acts in advance of the occurrence of such acts, is or may be unenforceable in whole or in part under applicable law.

C. No opinion is expressed herein with respect to (i) the validity, binding effect or enforceability of any provision of the Securities that requires a person or entity to cause another person or entity to take or refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (ii) the validity, binding effect or enforceability of any provision of the Securities insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Securities (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Securities, and (iii) the acceptance by a Federal court located in the State of New York of jurisdiction in a dispute arising under the Securities.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than with respect to any shares of Common Stock and Preferred Stock, the DGCL and, with respect to the Debt Securities, Warrants and Units, the internal laws of the State of New York, in each case as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus and the Sales Agreement Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP